Exhibit 10.4

APPLE REIT NINE, INC.

2008 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

EFFECTIVE APRIL 30, 2008

APPLE REIT NINE, INC.

2008 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

EFFECTIVE APRIL 30, 2008

1. Purpose. The purpose of this Apple REIT Nine, Inc. 2008 Non-Employee Directors Stock Option Plan (the “Plan”) is to encourage ownership in Apple REIT Nine, Inc. (the “Company) by non-employee members of the Board, in order to promote long-term stockholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Board” means the board of directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Company” means Apple REIT Nine, Inc., a Virginia corporation.

(e) “Date of Grant” means the date as of which an Eligible Director is automatically awarded an Option pursuant to Section 7.

(f) “Disability” or “Disabled” means that the participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

(g) “Eligible Director” means a director described in Section 4.

(h) “Fair Market Value” means, on any given date, (i) if the Units are traded on an exchange, the closing registered sales prices of the Company Stock on such day on the exchange on which it generally has the greatest trading volume, (ii) if the Units are traded on the over-the-counter market, the average between the closing bid and asked prices on such day as reported by NASDAQ, or (iii) if the Units are not traded on any exchange or over-the-counter market, the fair market value shall be determined by the Board using the reasonable application of a reasonable valuation method consistent with the requirements of Treasury Regulations section 1.409A-1(b)(5)(iv)(B).

(i) “Initial Closing” means the first closing of the Offering that will occur after the Minimum Offering is achieved.

(j) “Insider” means a person subject to Section 16(b) of the Act.

(k) “Minimum Offering” means the sale of 9,523,810 Units pursuant to the Offering.

(l) “Offering” means, collectively, (1) the sale of up to $2,000,000,000 in Units to the public and the registration of such shares with the Securities and Exchange Commission, as authorized by resolutions of the Board dated November 8, 2007 (the “Initial Offering”), and (2) the issuance of any additional Units as authorized by resolutions of the Board from time to time, which issuance occurs before the termination of this Plan (the “Additional Offerings”).

(m) “Option” means a right to acquire Units granted under the Plan, at a price determined in accordance with the Plan.

(n) “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations

(o) “Unit” means one common share and one Series A preferred share, no par value, of the Company. If the par value of the common shares or Series A preferred shares is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12), the Units resulting from such a change shall be deemed to be Units within the meaning of the Plan.

3. Administration. The Plan shall be administered by the Board. Options shall be granted as described in Section 7. However, the Board shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying the grant of Options, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statue.

4. Participation in the Plan. Each director of the Company who is not otherwise an employee of the Company or any subsidiary of the Company and was not an employee of the Company or subsidiary for a period of at least one year before the Date of Grant shall be eligible to participate in the Plan.

5. Securities Subject to the Plan. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 45,000 Units plus 1.8% of the total number of Units issued in the Offering in excess of the Minimum Offering, which shall be authorized, but unissued Units. Units allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Option under the Plan.

6. Non-Statutory Stock Options. All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Code section 422.

7. Award, Terms, Conditions and Form of Options. Each Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

(a) Automatic Award of Option.

(i) As of the Initial Closing, each Eligible Director shall automatically receive an Option to purchase 5,500 Units plus 0.0125% of the number of Units in excess of the Minimum Offering sold by the Initial Closing.

(ii) As of each June 1 during the years 2008 and ending upon the termination of the Plan, each Eligible Director shall automatically receive an Option to purchase 0.02% of the total number of Units issued and outstanding on that date.

(iii) As of the election as a director of any new person who qualifies as an Eligible Director, such Eligible Director shall automatically receive an Option to purchase 5,500 Units.

(iv) If at any time under the Plan there are not sufficient Units available to fully permit the automatic Option grants described in this paragraph, the Option grants shall be reduced pro rata (to zero if necessary) so as not to exceed the number of Units available.

(b) Option Exercise Price. The Option exercise price shall be 100% of the Fair Market Value of the Units subject to the Option on the Date of Grant.

(c) Options Not Transferable. An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. An Option transferred by will or by the laws of descent and distribution may be exercised by the optionee’s personal representative within one year of the date of the optionee’s death to the extent the optionee could have exercised the Option on the date of his death. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(d) Exercise of Options. In no event shall an Option be exercisable earlier than six months from the later of the Date of Grant or the date of approval of the Plan by shareholders of the Company. Furthermore, no Option may be exercised:

(i) Before any amendment or restatement that requires shareholder approval pursuant to Section 13 of the Plan, is approved by shareholders of the Company;

(ii) Unless at such time the optionee is a director of the Company, except that he may exercise the Option within three years of the date he ceases to be a director of the Company if he ceased to be a director more than six months after the Date of Grant of the Option;

(iii) After the expiration of ten years from the Date of Grant; and

(iv) Except by written notice to the Company at its principal office, stating the number of Units the optionee has elected to purchase, accompanied by payment in cash and/or by delivery to the Company of the Units (valued at Fair Market Value on the date of exercise) in the amount of the full Option exercise price for the shares of Units being acquired thereunder.

8. Modification and Extension of Options Prohibited.

(a) Notwithstanding any provision of this Plan or any Option agreement to the contrary, (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option, if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A.

(b) Subject to subsection (d) below, a “Modification” for purposes of subsection (a) means any change in the terms of the Option (or change in the terms of the Plan or applicable Option agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms.

(c) Subject to subsection (d) below, an “Extension” for purposes of subsection (a) means either (i) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, or (ii) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, or (iii) the addition of any feature for the deferral of compensation to the terms of the Option, or (iv) any renewal of the Option that has the effect of (i) through (iii) above.

(d) Notwithstanding subsections (b) and (c) above, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 13 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the 10th anniversary of the original Date of Grant.

9. Effective Date of the Plan. This Plan was originally effective on April 30, 2008, having been approved by the shareholders of the Company on such date. Until the requirements of any applicable state or federal securities laws have been met, no Option shall be exercisable that is not contingent on the satisfaction of these requirements. If at any time subsequent to the initial satisfaction of these requirements, the requirements of any applicable federal or state securities laws fail to be met, no Option granted shall be exercisable until the Board has determined that these requirements have again been met.

10. Termination. The Plan shall terminate upon the earlier of:

(a) The adoption of a resolution of the Board terminating the Plan; or

(b) The date on which the Company’s existence terminates (provided, however, that if the existence of the Company is reinstated as permitted by law, the Plan shall continue during the effective period of any reinstatement, subject to earlier termination pursuant to Section 10(a) above).

No termination of the Plan shall without his consent materially and adversely affect any of the rights or obligations of any person under any Option previously granted under the Plan.

11. Limitation of Rights.

(a) No Right to Continue as a Director. Neither the Plan nor any action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

(b) No Shareholders Rights Under Options. An optionee shall have no rights as a shareholder with respect to Units covered by his Option until the date of exercise of the Option, and, except as provided in Section 12, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

12. Changes in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of stock, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common shares or preferred shares of the Company), the number and kind of units or other securities to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of units or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. If the adjustment would produce fractional units or other securities with respect to any unexercised Option, the Board shall round down the number of units or other securities covered by the Option so as to eliminate the fractional unit or other security.

(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Board may take such actions with respect to outstanding Options as the Board deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(c) Notwithstanding anything in the Plan to the contrary, the Board may take the foregoing actions without the consent of any optionee and the Board’s determination shall be conclusive and binding on all persons for all purposes.

13. Amendment of the Plan. The Board (except as provided below) may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders of the Company no revision or amendment shall increase the number of shares subject to the Plan (except as provided in Section 12), materially modifies the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing to participants under the Plan. The Plan shall not be amended more than once every six months other than an amendment required to comply with Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act or other applicable federal or state securities laws or to meet the requirements of the Code and regulations thereunder.

14. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if the Company – at its principal business address to the attention of the President; (b) if to any participant – at the last address of the participant know to the sender at the time the notice or other communication is sent.

15. Governing Law. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia without regard to conflicts of law. Options granted under the Plan are not intended to provide for any deferral of compensation that would be subject to Code section 409A.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 30th day of April, 2008.

APPLE REIT NINE, INC.

By:	/s/ Glade M. Knight
Glade M. Knight,
Chairman of the Board

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